Exhibit 99.4

ePAK

ASCEND ACQUISITION CORPORATION





Ascend Acquisition Corp

Listed on OTCBB: ASAQ, ASAQU, ASAQW
Price (09/19/2007): $5.58
52-Week Range: $5.74-$5.29
Market Capitalization: $47.8 mil
Shares Outstanding: 8.6 mil
Cash (mrq): $39.7 mil


Sales ($ in millions)
$40
$30
$20
$10
$0
CAGR 30%
$12.5
$15.4
$21.3
$26.9
$36.2
2002
2003
2004
2005
2006


Net income ($ in millions)
$3.0
$2.0
$1.0
$0.0
-$1.0
-$2.0
CAGR 135%
($1.1)
$0.2
$0.6
$1.2
$2.5
2002
2003
2004
2005
2006

Business Description

Ascend Acquisition Corp ("Ascend") was formed on December 5, 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Ascend's registration statement for its initial public offering was declared effective on May 11, 2006 and the offering closed on May 22, 2006, generating net proceeds of approximately $38.5 million. On July 31, 2007, Ascend signed a definitive agreement to acquire e.PAK Resources (S) Pte Ltd. ("ePAK" or "the Company"), a privately held, full-service supplier of semiconductor transfer and handling products. Upon completion of the transaction the resulting public company will be domiciled in Bermuda and renamed ePAK International Ltd.

Investment Highlights

Leading Full Service Supplier of Semiconductor Transfer and Handling Products - ePAK is a value-added supplier of mission critical semiconductor transfer and handling products and solutions to over 500 customers worldwide, including blue chip customers such as Toshiba, Texas Instruments and Seagate.

Accelerating Revenue and Earnings Growth - ePAK has a solid track record of growth. Over the last five years, revenues grew at a compound annual growth rate ("CAGR") of 30%, to $36.2 million for the year ended December 31, 2006. Net income grew at a 135% CAGR over the last four years, reaching $2.5 million in 2006.

Consistent Market Growth with Low Volatility - Demand for ePAK's consumable semiconductor handling and transfer products is driven by unit demand for semiconductor integrated circuits ("IC") and silicon wafers, both of which have demonstrated consistent year-over-year historical growth based on data from VLSI Research. This is in contrast to the semiconductor capital equipment market, where demand is driven by capital spending and subject to large swings related to overall semiconductor manufacturing capacity.

Centrally-located PRC Operations - ePAK's low cost, large scale manufacturing center in Shenzhen, China is located in close proximity to the fastest growing semiconductor and electronics regions in the world, including China, Japan, Korea, Taiwan, the Philippines, Malaysia, Singapore and Thailand. This allows ePAK to maintain short supply lines to its customers, and provides ePAK with a key service advantage.

Experienced Management Team - ePAK was founded by a team of semiconductor industry veterans in 1999. The core management team, led by Chief Executive Officer Steve Dezso, has worked together for over 15 years with and has a combined total of 137 years of industry experience.

Multiple Opportunities for Large Scale Growth - Based on strong demand for its precision engineered products and services, ePAK is increasing its capacity. ePAK is also leveraging its technical expertise to develop a number of new products, including consumables for high density disk drives and high purity silicon handling products. The company is continually evaluating strategic acquisitions to expand and complement its existing operations.

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The Market Opportunity

The global semiconductor materials market is expected to reach $40.7 billion in 2007, up from $36.6 billion in 2006, based on data from Semiconductor Equipment and Materials International. Historically, semiconductor demand was largely driven by demand for computers and computing applications, but the proliferation of telecommunications, wireless and broadband communications, consumer electronics and other applications has provided a broad and diverse driver for market growth.

Because demand for over 90% of ePAK’s semiconductor handling products is driven by unit volumes of ICs and semiconductor wafers, it is not subject to the volatility inherent in the semiconductor capital equipment market. Data from VLSI Research shows that unit volume for ICs and silicon wafers grew at CAGRs of 10% and 8%, respectively, from 1986 through 2006, with only two years of decline. Because 90% of ePAK’s products are single-use consumables, the company has a recurring revenue stream in a market with relatively consistent year-over-year growth.

Silicon Wafer Demand Total Integrated Circuits

9000 250000 8000

11% CAGR 200000 7000

6000 11% CAGR

150000 5000

4000

Million square inches Million Units 100000 3000

2000 50000 1000

0 0

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011

Source: VLSI Research Source: VLSI Research

Corporate Overview

ePAK is a full-service designer, manufacturer and supplier of precision engineered products and solutions for the automated transport and handling of semiconductor and electronic devices. ePAK’s product areas include front-end wafer handling, back-end IC transport, and end-system sub-assembly handling. The Company’s products are sold globally to top tier global customers including semiconductor companies, system OEMs, and IC assembly and test operations. The company’s low-cost, large-scale manufacturing operations in Shenzhen, the People’s Republic of China (“PRC”) are centrally located to the semiconductor industry. ePAK’s corporate headquarters is in Austin, Texas and the Company maintains nine sales and applications engineering offices worldwide.

Front End Back End Systems

Wafer Fabrication Assembly & Test Automated Handling

Products - ePAK offers its customers a combination of products, value added services and delivery logistics. ePAK’s front-end products are used in the transport and handling of raw silicon and work-in-process wafers at raw wafer manufacturers and semiconductor wafer fabs. ePAK’s back-end products are used to transport finished wafers to the IC manufacturing operations using specialized wafer carriers and protect ICs during back end assembly and test operations and during transport to SMT operations around the world. ePAK’s end-system products are used to protect and enhance customer manufacturing yields during the automated assembly processes for electronic systems.

• Front-end Products - ePAK entered the high margin wafer handling market in 2005. This is now the fastest growing segment of its business, with margins in the range of 50% to 60%. ePAK offers a wide range of products to protect and transport raw silicon, in process, and finished wafers including wafer canisters, jars, grip rings and fl ex frames. ePAK’s popular eLX wafer canisters transport semiconductor wafers from wafer fab operations to back-end assembly and test facilities and feature a protective interleaf placed between wafers. The canisters can be used in conjunction with the proprietary ePAD cushioning system, which enhances yields by reducing bond pad corrosion and organic contanimants.

• Back-end Products - ePAK’s back-end products include trays, tape and reel and tubes. Shipping and handling trays are used in the final processing steps of finished ICs. ePAK’s trays are made from a wide range of materials that are customized to its clients’ electrostatic discharge, dimensional and thermal requirements. ePAK also offers vacuum formed trays, die trays and automation trays. ePAK’s tape and reel products and IC shipping tubes are used for the safe handling and transport of ICs from back-end operations to electronic assembly operations worldwide.

• End System Products - ePAK offers a variety of products for the automated assembly of electronics end-systems, including disk drives for computer and consumer applications and imaging products.

Innovative Solutions

• Design Solutions - ePAK’s global applications and engineering team is highly experienced in semiconductor and electronic component manufacturing processes and familiar with the manufacturing challenges faced by its customers. ePAK leverages its expertise in materials, manufacturing, tooling and automation to design products that improve yield and uniquely address its customers’ production and engineering challenges. This process often results in the development of innovative and proprietary products that ePAK can offer to other customers. ePAK currently has 21 issued patents and 34 patents filed.

• Service Solutions - Because its broad customer base penetrates all areas of the semiconductor industry supply chain, ePAK has insight into current and forecasted product segment demand. Therefore, the Company is able to offer its customers forecasting and planning services for the materials they purchase from ePAK. The Company also offers flexible inventory services including JIT delivery, consignment and vendor managed inventory solutions that that meet each customer’s operating requirements. Each of these services strengthens ePAK’s relationships with its customers and erects significant barriers to competitors.

Business Model Builds Brand Equity - Semiconductor and electronics manufacturers value suppliers who are able to comprehensively meet their materials protection and handling needs. As a result, the Company positions itself as a premium, value-added supplier. ePAK’s marketing strategy is to win new customers for a specific engineered handling solution, which creates demand pull for complementary products as the customer benefits from the Company’s service, design and production capabilities. Most customers expand their relationship with ePAK to complementary products and frequently recommend ePAK to their own suppliers and customers. As a result, ePAK is building brand equity at a rapidly accelerating pace.

Centrally-located Manufacturing - ePAK’s manufacturing center in Shenzen, China has over 1,500 employees, including over 100 English-speaking engineering and technical staff. In addition to the cost advantages associated with operating in Southern China, the facility’s location central to the fastest growing markets of the semiconductor universe allows for short supply lines and quick response to customer demands.

The facility holds ISO9001:2000 and ISO14001 certifications and performs precision injection molding, extrusion, vacuum forming, submicron cleaning, assembly and materials compounding. ePAK’s extensive cleanroom operations provides high quality precision cleaning services with critical contamination control of particles as small as 0.2 micron.

Global Service Large Capacity Engineering Partnership Broad Offering Same Day Delivery Vertical Integration

ePAK

Diversified (ENTG, 3M, ITW)

Niche

(Advantek, Peak, CPAK)

Regional

(Dou Yee, Shinon)

The ePAK Advantage - The market for ePAK’s products and services is highly fragmented, with no single competitor offering the broad range of products that ePAK provides. Because the cost of products is low relative to the value of what they are transporting, key customer concerns are on-time delivery and a high level of mechanical and physical protection. ePAK’s short supply lines, product quality and design and engineering support set it apart from its competitors.

Blue Chip Customers - ePAK has over 500 customers, none of which exceeds 10% of revenue. Customers include blue chip manufacturers of semiconductor wafers, ICs and electronic components and electronic system producers.

BROADCOM Texas Instruments mkor Technology TOSHIBHA PHILIPS AMP Seagate Freescale Semiconductor STATSChippac AMD Intel Infineon Never stop thinking SAMSUNG ASE GROUP IBM®

Strategy for Growth

ePAK’s growth strategy involves increasing capacity to accelerate growth, a layered approach of growing revenues by introducing new consumable products, targeting complementary market segments and executing on targeted acquisitions.

Increase Capacity to Accelerate Growth - ePAK recently completed an expansion that tripled manufacturing space, increased capacity and enhanced operational efficiency. The Company plans to make additional investments to take advantage of the growth opportunities currently available in the market. Historically, every $1.00 of capital expenditures generates $2.00 in revenue and $0.80 in gross profit.

- Industry focused, rapid adoption, brand equity

- Driven by new product introductions

- Capitalizing on underlying business model strengths

New Products Wafer Handling Tape & Reel IC Handling Trays

New Products - ePAK is constantly introducing new products and services to meet the unique demands of its customers. Currently, the Company is developing high purity silicon handling, high density disk drive products and other customer driven solutions.

New Markets - In recent years demand for precision engineered products and solutions for the automated transport of products in industries outside the core semiconductor and electronics market has increased significantly. New markets include the liquid crystal display, data storage, solar cell and printed circuit board industries.

Acquisition Candidates - Given the highly fragmented nature of the semiconductor materials industry, there are many opportunities for ePAK to make strategic acquisitions that complement its existing operations. Targets include companies that can expand ePAK’s customer base and product lines, but have inefficient business models that would benefit from ePAK’s business model and highly experienced management team.

Management

Don K. Rice, Chairman and Chief Executive Officer - Ascend Acquisition Corporation. Mr. Rice was a co-founder of Ascend Acquisition Corporation, a blank check company with an objective to acquire an operating business with significant growth potential. He has been a managing partner of RSTW Partners since 1989. RSTW Partners is a privately held firm that, through limited partnerships, invests primarily in the subordinated debt of middle market companies located throughout the United States. From 1986 to December 1988, Mr. Rice held various positions, including president and chief executive officer, with First Texas Merchant Banking Group, a firm which specialized in providing subordinated debt financing. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.

Steve Dezso, President and Chief Executive Officer - ePAK - Mr. Dezso has been ePAK’s President, Chief Executive Officer and a director since ePAK was formed in 1999. Prior to joining the Company, Mr. Dezso was Vice President of Peak International Limited, where he was responsible for North American operations, and in other capacities within the Peak group, beginning in 1991. Mr. Dezso also worked for NonVolatile Electronics as Vice President Business Development PC Markets and as a design engineer for E-Systems. Mr. Dezso holds a Bachelor of Science degree in electrical engineering and Masters of Business Administration degree, both from the University of Texas.

Mao Shi Khoo, Chief Operating Officer - ePAK - Mr. Khoo has been ePAK’s Chief Operating Officer since ePAK’s founding in 1999. Prior to joining the Company, Mr. Khoo served as Vice President responsible for manufacturing operations at Peak International Limited, where he was employed for 12 years. Mr. Khoo has also worked for Advanced Micro Devices and Thomson-CSF. He holds a Bachelor of Science degree in mechanical engineering from the University of Wisconsin.

Jason Lee, Senior Vice President Finance - ePAK - Mr. Lee has been with ePAK since 2001. Prior to joining the Company, Mr. Lee served as Deputy Finance Director of Henderson China Holdings and has served as Financial Controller with Magician Industries and SAS Dragon Holdings Limited. Mr. Lee also served as a manager with Ernst & Young. He is a CPA and member of the Hong Kong Society of Accountants. Mr. Lee obtained a Bachelor of Commerce degree in accounting from the University of Calgary.

Richard Brook, Executive Vice President Business Development - ePAK - Mr. Brook has been ePAK’s Executive Vice President Business Development since joining ePAK in 2002. Prior to joining the Company, Mr. Brook served as CEO of Peak International Limited where he was employed for seven years. Mr. Brook also worked as an engineering manager with Texas Instruments where he was granted two patents in the field of semiconductor materials and technology which have been highly commercialized. He holds a Bachelor of Science degree in Mechanical Engineering from the University of Saskatchewan and a Masters of Engineering Management from Southern Methodist University.

James R. Thomas, Chief Technology Officer - ePAK - Mr. Thomas has been ePAK’s Chief Technology Officer since co-founding it in 1999 and manages the development of new products and processes at ePAK. Prior to joining the Company, Mr. Thomas served as Vice President of Engineering and Sales responsible for product engineering and sales at Peak International Limited where he was employed for seven years. Mr. Thomas previously worked for Texas Instruments as a semiconductor package assembly and development engineer and at Compaq Computer Corporation as an engineering project manager. Mr. Thomas holds six patents and has numerous patents pending. He holds a Bachelor of Science degree in mechanical engineering from Texas A&M University.

Jeffrey L. Blaine, Executive Vice President North Asia Sales - ePAK - Mr. Blaine has been the Executive Vice President North Asia Sales since ePAK’s inception in 1999. Prior to joining the Company, Mr. Blaine served as Vice President responsible for worldwide sales of Peak International Limited where he was employed for seven years. Mr. Blaine previously worked for Texas Instruments. He holds a Bachelor of Science Degree in electrical engineering from Kansas State University.

Chok Chun Weng, Executive Vice President South China Sales - ePAK - Mr. Chok serves as the Executive Vice President South Asia Sales, a position he has held since ePAK’s founding in 1999. Prior to joining the Company, Mr. Chok served as Vice President responsible for South Asia sales at Peak International Limited where he was employed for seven years.

In addition to the above, over 75 of the senior manufacturing and marketing staff have worked together for the past 15 years.

Transaction Summary

On July 31, 2007, Ascend signed a definitive agreement to acquire e.PAK Resources (S) Pte Ltd. In the acquisition, ePAK's shareholders and certain other persons will receive approximately 8.6 million shares of the common stock of the post-transaction public company, representing approximately 50% of the outstanding common stock immediately after the acquisition, subject to adjustment as provided in the agreement. At the closing of the acquisition, Ascend will reincorporate as a Bermuda public company and acquire 100% of the outstanding capital stock of ePAK and the public company will be renamed ePAK International Ltd. It is expected that ePAK International's common stock and warrants will trade on the NASDAQ Global Market. ePAK's shareholders also will be eligible to receive additional shares post-closing based on various criteria.

Transaction Consideration

Shares issued to ePAK	8,566,667
Closing stock Price on September 18, 2007	$5.58
Equity Consideration	$ 47,802,001
Plus: ePAK estimated net debt at closing	~$2,000,000
Transaction Consideration	$49,802,001

EBITDA Earn-Outs

Year	EBITDA Hurdle Earn	Earn-Out Shares
2008	$14,700,000	88,525
2009	$24,300,000	88,525
2010	$37,900,000	88,525
		265,575

Share Price Earn-Outs (available for six months post closing)

Share Price Hurdle	Earn-Out Shares
$6.00	88,525
$6.50	88,525
$7.00	88,525
$7.50	88,525
$8.00	88,525
	442,625

Warrant Conversion Earn-Out

Shares Issued Upon Forced Warrant Conversion When Share Price ≥ $8.50	442,625
Total Potential Earn-Out Shares	1,150,825

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ePAK®

Selected Financial Data

e.PAK Resources (S) Pte. Ltd.
Consolidated Statement of Operations
(Amounts expressed in US Dollars, in thousands; Singapore GAAP)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
	(unaudited)	(unaudited)		
Net Sales	$ 10,216	$ 7,795	$ 36,207	$ 26,867
Cost of sales	6,363	4,869	22,727	17,435
Gross profit	3,853	2,926	13,480	9,432
Selling, general and administrative expenses	2,586	2,233	10,253	7,889
Operating profit	1,267	693	3,227	1,543
Interest income (expense), net	(191)	(120)	(594)	(312)
Other income (expense), net	8	9	18	39
Income before income taxes	1,084	582	2,651	1,270
Income tax expense - current	94	9	41	26
Income tax expense - deferred	-	-	116	-
Net income	$ 990	$ 573	$ 2,494	$ 1,244
Income taxes	94	9	157	157
Interest expense	191	120	594	594
Depreciation and amortization	653	528	2,307	2,307
EBITDA[1]	$ 1,928	$ 1,230	$ 5,552	$ 4,302

Summary Balance Sheet Data
(Amounts expressed in US Dollars, in thousands; Singapore GAAP)

	March 31, 2007	December 31, 2006	December 31, 2005
	(unaudited)		
Cash and equivalents	$ 1,296	$ 2,624	$ 1,979
Total assets	34,607	33,358	25,774
Short-term debt	5,127	4,980	2,443
Working capital[2]	4,026	3,038	4,111
Current ratio[2]	1.26	1.19	1.07
Long-term debt	1,473	1,061	274
Total liabilities[2]	17,295	16,940	11,787
Shareholders equity	$ 12,484	$ 11,515	$ 9,059

[1] ePAK's management uses EBITDA, a financial measure that is not calculated in accordance with US GAAP, as an important financial measure to assess the ability of the Company's assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, and otherwise meet its obligations as they become due. ePAK's management believes that the presentation of EBITDA included in this profile provides useful information regarding ePAK's results of operations because it assists in analyzing and benchmarking the performance and value of ePAK's business. ePAK defines EBITDA as net income before: income taxes; interest expense; and depreciation and amortization. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. ePAK's calculation of EBITDA may not be consistent with similarly titled measures of other companies.

[2] Excludes amounts due to parent holding company.

Ascend Acquisition Corp.
435 Devon Park Drive, Bldg. 400
Wayne, PA 19087
Phone: 610-519-1336
Don K. Rice, Chairman and CEO
don@ascendgrowth.com

e.PAK Resources (S) Pte. Ltd.
4926 Spicewood Springs, #200
Austin, TX 78759
Phone: 512-231-8083
Steve Dezso, CEO
steve.dezso@epak.com

CCG Elite Investor Relations Inc.
CCG Elite Investor Relations
10960 Wilshire Blvd, Suite 2050
Los Angeles, CA 90024
310-477-9800
Crocker Coulson, President
crocker.coulson@ccgir.com
Or
Elaine Ketchmere, Partner
elaine.ketchmere@ccgir.com

Business Risks and Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This profile may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those described. Such factors include, but are not limited to, Ascend's ability to effect a business combination, ePAK's ability to grow future revenues and earnings, changes in demand for ePAK's products, market acceptance of the Company's products, changes in the laws of the People's Republic of China that affect the Company's operations, and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities including the prospectus and proxy statement to be filed in connection with the proposed acquisition. Ascend undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. As used herein, the "company" means the combined entities Ascend Acquisition Corporation or the continuing entity resulting from its amalgamation with a wholly owned Bermuda subsidiary and E.pak Resources (s) Pte Ltd, following the intended acquisition of ePAK by Ascend.. ePAK's financial information and data contained herein in the exhibits hereto has been prepared by ePAK as a private company, and was prepared in accordance with the published rules and regulations of the Singapore financial reporting standard and has not been audited under United States generally accepted accounting principles and may not conform to SEC regulation S-X. Accordingly, such information and data may be adjusted and presented differently in Ascend's prospectus and proxy statement to solicit stockholder approval of the acquisition and related matters. All financial amounts presented herein and in the exhibits hereto are in US dollars unless specifically noted otherwise.

This Profile was developed by the Company, and is intended solely for informational purposes and is not to be construed as an offer to sell or the solicitation of an offer to buy the Company's stock. This Profile is based upon information available to the public, as well as other information from sources which management believes to be reliable, but is not guaranteed by the Company as being accurate nor does it purport to be complete. Opinions expressed herein are those of management as of the date of publication and are subject to change without notice.

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